SCHEDULE 14C INFORMATION

INFORMATION STATEMENT
PURSUANT TO SECTION 14 (C)
OF THE
SECURITIES EXCHANGE ACT OF 1934

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International Aerospace Enterprises, Inc.
(Exact name of registrant as specified in its charter)

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International Aerospace Enterprises, Inc.
123 West Nye Lane, Suite 129
Carson City, NV 89706
(909) 271-1098

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of International Aerospace Enterprises, Inc.:

This Information Statement is furnished to the stockholders of International Aerospace Enterprises, Inc., a Nevada corporation (“IAE”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our common stock authorizing the board of directors of IAE to effectuate an increase (the “Common Increase”) in the number of authorized shares of the common stock of IAE from 300 million shares to 700 million shares.  On April 30, 2010, IAE obtained the approval of the Common Increase by written consent of stockholders that are the record owners of 1,000,000 shares of common stock and 2,500,000 shares of our voting preferred stock which represent an aggregate of 251,000,000 votes or approximately 52% of the voting power as of April 30, 2010.  The Common Increase cannot be effectuated until 20 days after the mailing of this Information Statement and after the filing of the amended Articles of Incorporation with Secretary of State of the State of Nevada respect to the Common Increase.   A copy of the certificate of amendment affecting the Common Increase is attached to this information statement as Exhibit A.

IAE IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only stockholders of record at the close of business on April 30, 2010 shall be given a copy of the Information Statement.  The date on which this Information Statement will be sent to stockholders will be on or about May ____, 2010.

The accompanying information statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

/s/ John M. Peck
John M. Peck, Chief Executive Officer

Carson City, Nevada
May ___, 2010

This information statement is being furnished to all holders of the common stock of IAE as of April 30, 2010 in connection with the action taken by written consent of holders of approximately 52% of the outstanding voting power of IAE to authorize the board of directors to effectuate an increase in the number of authorized shares of common stock of IAE to 700 million shares.

ITEM 1.

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of International Aerospace Enterprises, Inc., a Nevada corporation (“IAE”), in connection with our prior receipt of approval by written consents, in  lieu of a special meeting, of the holders of a majority of our voting stock authorizing the board of directors of IAE, if it deems it advisable to increase (the “ Common Increase”)  in the number of authorized shares of the common stock of IAE from 300 million shares to 700 million shares.  On April 30, 2010, IAE obtained the approval of the Common Increase by written consent of the stockholder that are the record owners of 1,000,000 shares of common stock and record owners of 2,500,000 shares of our preferred stock which represent an aggregate of 251,000,000 votes or approximately 52% of the voting power as of April 30, 2010.

The Common Increase cannot be effectuated until 20 days after the mailing of this Information Statement and after the filing of the amended Articles of Incorporation with Secretary of State of the State of Nevada with respect to the Common Increase.   A copy of the certificate of amendment affecting the Common Increase is attached to this information statement as Exhibit A.

The date on which this Information Statement will be sent to stockholders will be on or about May ___, 2010.

This information statement is being furnished to all holders of the common stock of IAE as of April 30, 2010.

The Board of Directors, and persons owning a majority of the outstanding voting securities of IAE, have unanimously adopted, ratified and approved the proposed actions by the IAE board of directors.  No other votes are required or necessary.

The Annual Report on Form 10-K for the year ended December 31, 2009, and any quarterly or other reports on Form 8-K filed by IAE during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives.  IAE is presently current in the filing of all reports required to be filed by it.

 Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (909) 271-1098. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to IAE’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Common Increase. The Company’s certificate of incorporation does not authorize cumulative voting. As of the Record Date, the Company had 229,903,836 voting shares of common stock issued and outstanding and 2,500,000 shares of voting preferred stock issued and outstanding of which the common stock was entitled to 229,903,836 votes and the preferred stock was entitled to 250,000,000 votes.  239,951,919 votes are required to pass the Common Increase. The consenting stockholders are entitled to 251,000,000 votes, which represents approximately 52% of the issued and outstanding votes with respect to the Company’s shares of common stock and preferred stock.  Pursuant to Section 78.320 of the Nevada Revised Statutes, the consenting stockholders voted in favor of the actions described herein in a unanimous written consent, dated April 30, 2010.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES

Purpose: IAE’s board of directors has unanimously adopted a resolution seeking stockholder approval to authorize the board to increase the number of authorized shares of common stock from 300 million shares to 700 million shares. IAE’s Articles of Incorporation, as currently in effect, authorizes IAE to issue up to 300 million shares of common stock, par value $0.001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the common stock of IAE.  Upon the approval by the consenting shareholders holding a majority of the outstanding voting power and then the filing of the Amended Articles of Incorporation, IAE will be authorized to issue 700 million shares of common stock and the authorized number of shares of preferred stock, will remain the same.

The Board of Directors believes that authorizing it to effectuate this increase in the number of authorized shares is in the best interest of IAE and its stockholders in that it could be  obligated to issue common stock  upon conversion of certain existing outstanding convertible debt in excess of the amount authorized  and it will provide the Company with available shares that could be issued upon such conversion and for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings for other corporate purposes which may be identified in the future, as the board of directors determines in its discretion  At April 30, 2010, IAE had 73,557,015 shares of common  stock available  for issuance which we believe will not be sufficient to satisfy all outstanding debt obligations  At April 30, 2010, the outstanding principal balance of our convertible debt  is approximately $962,000,000. . Since our debt does not convert into shares of common shares at fixed prices (certain debt converts at a rate of 40% of the average of the three lowest intraday trading prices for our common stock during the 20 day period before the conversion and other debt converts at a rate equal to 50% of the average of the five lowest intraday trading prices before conversion) it is difficult for us to accurately quantify the number of shares that we will be required to issue upon such conversions. On April 30, 2010 the average of the three lowest intraday trading prices for the common stock for the prior 20 days was $0.002.  Using the April 30, 2010 numbers, if all of the debt were to convert to common stock, we would be required to issue approximately an additional 962,000,000 shares, which would exceed the number of shares currently available for issuance; however, there are certain limitations on how much can be converted at any one time. The Board of Directors believes that it is in IAE's and IAE's stockholders' best interests to authorize it if it deems it necessary to increase the availability of additional authorized but unissued capital stock to enable IAE to promptly take advantage of market conditions and the availability of favorable opportunities without delay and expense associated with holding a special meeting of stockholders. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose not previously disclosed in the company’s public filings.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of IAE, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of IAE are then listed. Under IAE’s Articles, the IAE stockholders do not have preemptive rights to subscribe to additional securities which may be issued by IAE, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of IAE in order to maintain their proportionate ownership of IAE's stock.

Effect:  Issuance of any additional shares of common stock would both dilute the equity interest and the earnings per share of existing holders of the common stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued common stock.  However, the increase could have a dilutive effect on the voting power of existing stockholders.

The authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of IAE by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of IAE and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for IAE stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting IAE’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of IAE's business. However, the Board of Directors is not aware of any attempt to take control of IAE and the Board of Directors did not propose the increase in IAE's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock.  Each share of common stock will continue to entitle its owner to one vote.

As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES AND THE STOCK SPLIT OF THE COMMON STOCK

Q.  WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF COMMON SHARES?
A.  Our Board of Directors believes that the authorized shares of Common Stock remaining available for issuance may not be sufficient to fulfill all of its obligation to holders of securities convertible into shares of common stock of IAE. Accordingly, our Board of Directors believes that it is in our best interests to authorize it to, if it deems it advisable, effectuate the increase in the number of authorized shares of Common Stock as proposed. The increase in the number of authorized shares of common stock is recommended by IAE’s Board in order to provide a sufficient reserve of such shares to fulfill such obligations and for the future growth and needs of IAE.

 Q.  HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO INCREASE THE NUMBER OF COMMON SHARES?
A.  The two members of the Board of Directors have approved the proposal to authorize the board to effectuate the increase in the number of common shares as in the best interest of IAE and the best interest of the current shareholders of IAE.

Q.  WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THE PROPOSAL TO INCREASE THE AUTHORIZED NUMBER OF SHARES?
A.  As a current shareholder of IAE your class of stock and the number of shares that you hold will not be affected or change as a result of the adoption of the proposal to increase the authorized common stock.  For example, a current holder of 500 shares of common stock will remain a holder of 500 shares of common stock.

Q.  WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?
A.  The proposed changes are intended to be tax free for federal income tax purposes.

Q.  WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?
A.  To approve the proposals the affirmative vote of a majority of the potential votes cast as stock holders is required.  Consents in favor of the proposals have already been received from shareholders holding a majority of the voting power of IAE.

Q.  WHO IS PAYING FOR THIS INFORMATION STATEMENT?
A.  The Company will pay for the delivery of this information statement.

Q.  WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?
A:   John Peck, Chief Executive Officer of International Aerospace Enterprises, Inc., 123 West Nye Lane, Suite 129, Carson City, NV 89706, (909) 271-1098.

VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein.  The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390.  Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

The Board of Directors of IAE has adopted, ratified and approved the change in the authorized shares of IAE and submit the proposed changes to the shareholders for their approval.  The securities that are entitled to vote to amend IAE’s Articles of Incorporation consist of issued and outstanding shares of IAE’s $0.001 par value common voting stock outstanding on April 30, 2010 and shares of the Series B Preferred Stock outstanding on April 30, 2010, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to IAE’s Articles of Incorporation.

DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes (the Nevada Law) do not provide for dissenter's rights in connection with the proposed restatement of the Articles of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on April 30, 2010 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, IAE had 300 million shares of common stock authorized with a stated par value of $0.001, of which 229,903,836 shares of $0.001 par value common stock were issued and outstanding.  Immediately after the Common Increase there will be 700 million shares of common stock authorized.   The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.   The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the board in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the board of directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the board of directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shareholders and the holders of a controlling interest equaling 52% of the voting power of IAE, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt the amendment of IAE's Articles of Incorporation to authorize the Common Increase.  This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

According to the Company’s corporate charter, 25,000,000 shares of preferred stock have been authorized for issuance.  As of April 30, 2010, 180,000 shares of Series A Preferred Stock have been issued, 1,000,000 shares have been designated Series B Preferred Stock and 6,000,000 shares have been designated Series C Preferred Stock. The Series A Preferred Stock converts to shares of common stock on a one for ten basis. As of the date hereof, all of the Series B Preferred Stock has been issued and 1,500,000 of the 6,000,000 shares of Series C Preferred Stock have been issued.   Each shares of the Series B Preferred Stock and the Series C Preferred Stock vote with the common stock on a 100 vote per share basis.  The Series B Preferred Stock and the Series C Preferred Stock do not have any liquidation or  redemption features.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of April 30, 2010, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of April 30, 2010, there were 229,903,836 shares of common stock issued and outstanding.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT & NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Preferred Stock ($0.001 par value)	John M. Peck 123 West Nye Lane, Suite 129 Carson City, NV 89706	250,000,000(1)	52%
Common Stock ($0.001 par value)	Saffet Uslu 123 West Nye Lane, Suite 129 Carson City, NV 89706	11,500,000(2)	2%
Common Stock ($0.001 par value)	Sylvia Quintero 123 West Nye Lane, Suite 129 Carson City, NV 89706	500,000	*
Common Stock ($0.001 par value)	David McLarney 123 West Nye Lane, Suite 129 Carson City, NV 89706	1,046,666	*
Common Stock ($0.001) par Value	Directors and Executive Officers as a Group	263, 046,666	55%

*	Less than 1%

(1)
Represents 1,000,000 shares of Series B Preferred Stock that has voting rights of 100 to 1 of the common stock, these shares give Mr. Peck 100,000,000 votes in any shareholder vote. Represents 1,500,000 shares of Series C Preferred Stock that has voting rights of 100 to 1 of the common stock, these shares combined give Mr. Peck 250,000,000 votes in any shareholder vote.

(2)	Includes 11,000,000 shares issued to a company controlled by Mr. Uslu as collateral for a loan by the company which must be returned to the Company upon repayment of the loan.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of IAE’s common stock or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

Nevada Anti-Takeover Provisions

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to us.  Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired our shares, unless the transaction is approved by our Board of Directors.  The provisions also prohibit us from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of the Company.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the documents we have previously filed with the SEC including our annual report on Form 10-K for period ending December 31, 2009. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

International Aerospace Enterprises, Inc.
123 West Nye Lane, Suite 129
Carson City, NV 89076
Attention:  John Peck

As we obtained the requisite stockholder vote for the amendment to the Plan described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

Dated: May ___, 2010
By Order of the Board of Directors

/s/ John M. Peck
John M. Peck, CEO and Director

Exhibit “A”

CERTIFICATE OF

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

INTERNATIONAL AEROSPACE ENTERPRISES, INC.

Pursuant to NRS 78.2385 and 78.390 of the Nevada Revised Statutes, the undersigned person, desiring to amend the Articles of Incorporation of INTERNATIONAL AEROSPACE ENTERPRISES, INC., under the laws of the State of Nevada, does hereby sign, verify, and deliver to the Office of the Secretary of State of Nevada, this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Company"):

The amendment contained herein was approved by a majority vote of shareholders of the Company on April 30, 2010.

FIRST: The Articles of Incorporation of the Company were first filed and approved by the Office of the Secretary of State of Nevada on January 22, 1997. This Amendment to the Articles will become effective upon the filing of the Certificate with the Nevada Secretary of State.

SECOND: That ARTICLE III shall be amended as follows:

"The aggregate number of shares of common stock which the Company shall have authority to issue is Seven Hundred Million (700,000,000) shares.”

All other aspects of Article III shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Articles of Incorporation to be signed by John Peck, its Chief Executive Officer, this ____ day of __________, 2010.

/s/ John M. Peck
John M. Peck
Chief Executive Officer